Exhibit 3.15

State of Rhode Island and Providence Plantations

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF

TKN, INC.

Pursuant to the provisions of Section 7-1.1-56 of the General Laws, 1956, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is TKN, INC.

SECOND: The shareholders of the corporation on September 22, 1980, in the manner prescribed by Chapter 7-1.1 of the General Laws, 1956, as amended, adopted the following amendment(s) to the Articles of Incorporation:

[Insert Amendment(s)]

“THIRD: The purpose or purposes for which the corporation is organized are:

1.     Engaging in the general transportation business including holding and hauling goods for affiliated entities and others.

2.     Engaging in the conduct of any other business, whether or not related to the foregoing, which may be lawfully conducted under the Business Corporations Laws of the State of Rhode Island.

3.     In general, carrying on any other lawful business whatsoever in connection with the foregoing, or which is calculated, directly to promote the interests of the corporation or to enhance the value of its properties.”

THIRD: The number of shares of the corporation outstanding at the time of such adoption was 100; and the number of shares entitled to vote thereon was 100.

FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: (if inapplicable, insert “none”)

Class	Number of Shares

None

FIFTH: The number of shares voted for such amendment was 100; and the number of shares voted against such amendment was –0–.

SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was: (if inapplicable, insert “none”)

Number of Shares Voted
Class	For	Against

None

SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: (If no change, so state)

No change.

EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: (If no change, so state)

No change.

Dated September 22, 1980	TKN, INC.

	By	/s/ [ILLEGIBLE]
Its President

	and	/s/ [ILLEGIBLE]
Its Secretary

STATE OF RHODE ISLAND	}
Sc.
COUNTY OF Providence

At Providence in said county on this 22 day of September, 1980, personally appeared before me Richard L. Bready, who, being by me first duly sworn, declared that he is the President of TKN, INC. that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

Jacqueline A. Clynes
Notary Public

(NOTARIAL SEAL)	My commission expires
6/30/81

State of Rhode Island and Providence Plantations

BUSINESS CORPORATION

ORIGINAL ARTICLES OF INCORPORATION

The undersigned acting as incorporator(s) of a corporation under Chapter 7-1.1 of the General Laws, 1956, as amended, adopt(s) the following Articles of Incorporation for such corporation:

FIRST. The name of the corporation is TKN, INC.

SECOND. The period of its duration is (if perpetual, so state) Perpetual

THIRD. The purpose or purposes for which the corporation is organized are:

To hold goods and provide services of every type and description for various entities.

1. Engage in the conduct of any other business, whether or not related to the foregoing, which may be lawfully conducted under the Business Corporations Laws of the State of Rhode Island.

2. In general, carrying on any other lawful business whatsoever in connection with the foregoing, or which is calculated, directly or indirectly, to promote the interests of the corporation or to enhance the value of its properties.

The corporation shall have power: (See §7-1.1-4 of the General Laws, 1956, as amended.)

(a) To have perpetual succession by its corporate name

(b) To sue and be sued, complain and defend, in its corporate name.

(c) To have a corporate seal which may be altered at pleasure, and to use the same by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

(d) To purchase, take, receive, lease, or otherwise acquire, own, hold, improve, use and otherwise deal in and with, real or personal property, or any interest therein, wherever situated.

(e) To sell, convey, mortgage, pledge, lease, exchange, transfer and otherwise dispose of all or any part of its property and assets.

(f) To lend money and to use its credit to assist its employees.

(g) To purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in, or obligations of, other domestic or foreign corporations, associations, partnerships or individuals, or direct or indirect obligations of the United States or of any other government, state, territory, governmental district or municipality or of any instrumentality thereof.

(h) To make contracts and guarantees and incur liabilities, borrow money at such rates of interest as the corporation may determine, issue its notes, bonds, and other obligations, and secure any of its obligations by mortgage or pledge of all or any of its property, franchises, and income.

(i) To lend money for its corporate purposes, invest and reinvest its funds, and take and hold real and personal property as security for the payment of funds so loaned or invested.

(j) To conduct its business, carry on its operations, and have offices and exercise the powers granted by this chapter, within or without this state.

(k) To elect or appoint officers and agents of the corporation, and define their duties and fix their compensation.

(1) To make and alter by-laws, not inconsistent with its articles of incorporation or with the laws of this state, for the administration and regulation of the affairs of the corporation.

(m) To make donations for the public welfare or for charitable, scientific or educational purposes.

(n) To transact any lawful business which the board of directors shall find will be in aid of governmental authority.

(o) To pay pensions and establish pension plans, pension trusts, profit-sharing plans, stock bonus plans, stock option plans and other incentive plans for any or all of its directors, officers and employees.

(p) To provide insurance for its benefit on the life of any of its directors, officers, or employees, or on the life of any stockholder for the purpose of acquiring at his death shares of its stock owned by such stockholder.

(q) To be a promoter, partner, member, associate, or manager of any partnership, enterprise or venture.

(r) To have and exercise all powers necessary or convenient to effect its purposes.

(OVER)

FOURTH. The aggregate number of shares which the corporation shall have authority to issue is:

(a)                   If only one class: Total number of shares 8,000

(If the authorized shares are to consist of one class only, state the par value of such shares or a statement that all of such shares are to be without par value.)

$1.00 par value each

or

(b)                  If more than one class: Total number of shares

(State (A) the number of shares of each class thereof that are to have a par value and the par value of each share of each such class, and/or (B) the number of such shares that are to be without par value, and (C) a statement of all or any of the designations and the powers, preferences and rights, including voting rights, and the qualifications, limitations or restrictions thereof, which are permitted by the provisions of title 7 of the General Laws in respect of any class or classes of stock of the corporation and the fixing of which by the articles of association is desired, and an express grant of such authority as it may then be desired to grant to the board of directors to fix by vote or votes any thereof that may be desired but which shall not be fixed by the articles.)

FIFTH. Provisions (if any) dealing with the preemptive right of shareholders pursuant to §7-1.1-24 of the General Laws, 1956, as amended:

See attached Fifth.

FIFTH: The pre-emptive right of shareholders provided in Section 7-1.1-24 of the General Laws of Rhode Island, 1956, as amended, is expressly denied to the shareholders.

SIXTH: 1. Action by the shareholders pursuant to the General Laws of the State of Rhode Island, 1956, as amended, Section 7-1.1-30(2) is hereby authorized.

2. Prior to the issuance of any stock of this corporation, the incorporators may amend the articles of incorporation of this corporation by the unanimous vote of said incorporators either by addition to its corporate powers and purposes, or by diminution thereof; or by substituting other powers and purposes, in whole or in part, for those set forth in the articles of incorporation, or by changing its corporate name; or by increasing or decreasing its authorized capital stock, or any class thereof; or by changing the number and par value of the shares of its capital stock or of any class thereof; or by creating new classes of stock; or by otherwise changing the kinds, classes and voting powers of its capital stock; or by making any other changes or alterations in its articles of incorporation. Provided, that no such amendment, change or alteration shall contain any provision which could not lawfully be contained in original articles of incorporation under Chapter 7-1.1 of the General Laws of Rhode Island filed at the time of filing such amendment; and provided, further, that no such amendment, change or alteration shall shorten the period of duration of such corporation.

SEVENTH. The address of the initial registered office of the corporation is 815 Reservoir Avenue, Cranston, Rhode Island (add Zip Code) and the name of its initial registered agent and his address is: Guido R. Salvadore, Esq., 123 Dyer Street, Providence, RI 02903.

EIGHTH. The number of directors constituting the initial board of directors of the corporation is 3 and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

(If this is a close corporation pursuant to §7-1.1-51 of the General Laws, 1956, as amended, state the name(s) and address(es) of the officers of the corporation.)

Name	Address

Guido R. Salvadore	38 Sunset Drive, East Greenwich, RI

Harold E. Adams, Jr.	2 Brier Court, Warwick, RI

Charles A. Hambly, Jr.	31 Bellewood Court, No. Kingstown, RI

NINTH. The name and address of each incorporator is:

Name	Address

Charles A. Hambly, Jr.	31 Bellewood Court, No. Kingstown, RI

TENTH. Date when corporate existence to begin (not more than 30 days after filing of these articles of incorporation):

Upon filing of Articles.

Dated August 26, 1980

Charles A. Hambly Jr

STATE OF RHODE ISLAND	}		City	}
		In the			of Providence
COUNTY OF PROVIDENCE			Town

in said county this 26th day of August, A.D. 1980 then personally appeared before me Charles A Hambly, JR. each and all known to me and known by me to be the parties executing the foregoing instrument, and they severally acknowledged said instrument by them subscribed to be their free act and deed.

[Illegible]
Notary Public